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                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 11/9/98, by and between Varlen Corporation ("Employer"), and William J. Rotenberry ("Employee").

1. Employer shall employ Employee and the Employee shall render services to Employer. Employee's employment shall be full-time and Employee shall perform such duties as Employer shall from time to time request. Employee shall devote all of Employee's time, skill, attention, knowledge, experience and effort to such duties and faithfully and diligently perform such duties to the best of Employee's abilities and for the benefit of Employer. Employee shall attend and work at such places as Employer shall from time to time reasonably specify, and shall obey all directions, policies, guidelines rules and regulations as may from time to time be implemented by Employer.

2. This Agreement shall automatically terminate in the event of (i) Employee's death; or (ii) Employee's permanent disability and Employee is therefore eligible to collect social security benefits; or (iii) retirement pursuant to one of the Employer's benefit plans. In addition, Employer may terminate this Agreement immediately upon giving notice to Employee for "Cause." For the purposes of this Agreement, "Cause" shall mean (i) Employee's breach of any material provision of this Agreement and such breach shall not have been remedied within thirty (30) days of written notice thereof; (ii) the misappropriation by Employee of any funds or property from Employer; (iii) Employee's violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or final cease-and-desist order; or (iv) any action by Employee that may have, in Employer's sole discretion, a detrimental effect on the reputation of Employer. For the purposes of this Agreement, "Unreasonable Change" shall mean (i) Employee is assigned to a position bearing a title of lower rank than a vice president; (ii) Employee's salary or target bonus taken as a whole are reduced (recognizing the payment of a bonus is tied to achievement of financial and personal performance); or (iii) Employee's place of principal employment (not to be construed as limiting business travel) is moved more than fifty (50) miles from LaGrange, Illinois. If employment is terminated by Employer for any reason other than due to death, permanent disability, retirement, or Cause or if Employee promptly terminates his employment in the event of an Unreasonable Change without his consent, the Employer shall continue to pay the Employee the following: A) his base compensation for a period of one year from the date of such termination; B) a bonus at a rate of 30% of base compensation level in lieu of any other claims to a bonus payment during or after his employment paid at the expiration of such one year period; C) provided Employee shall promptly notify Employer of subsequent health care coverage, payment of the COBRA premium for a period terminating on the earliest of the following: (i) one year from the date of employment termination; or (ii) the effective date of health care coverage for Employee at a substantially similar level or better; and D) use of the Employer-provided car for a period of two months from the date of employment termination. Such payment of base compensation and bonus will not be offset or reduced by any income of Employee after the date of termination of employment absent a breach of a provision of this Agreement by Employee.

3. A) Employee acknowledges that the transportation and petroleum instruments businesses are specialized and that he will have access to the Employer's and its subsidiaries' and affiliates' Confidential Information. "Confidential Information" means any information, or data, in whatever form or medium, concerning the business or affairs of Employer or any of its subsidiaries or affiliates including any information entrusted to any of the foregoing, including, without limitation, strategic plans, planned and potential acquisitions, inventions, research, product plans, products, services, lists of customers, records, computer software (including data and related documentation), methods of operation, pricing or cost information, price and bid strategies, technical data, financial information, financing plans, business or marketing and manufacturing techniques, strategies or developments, product or system ideas or designs, developments, processes, formulas, technology, designs, drawings, application opportunities, or any other trade secret or information of whatever nature not generally in the public domain. Employee acknowledges that the documents and information regarding the Confidential Information are highly confidential and constitute trade secrets. Employee further acknowledges that the services rendered by Employee will be of a special character which have a unique value to the Employer and its subsidiaries and affiliates.
   B) Employee shall hold all Confidential Information in the strictest confidence and shall not, during or subsequent to Employee's employment: (i) disclose or make use of the Confidential Information for any purpose whatsoever other than the performance of services to Employer, or (ii) disclose to any person or entity or use for Employee's account or for the account of others, directly or indirectly, any Confidential Information. Employee further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Upon the termination of this Agreement, or upon Employer's earlier request, Employee shall cease use of and deliver to Employer all of Employer's and its subsidiaries' and affiliates' property and Confidential Information in tangible form that Employee may have in Employee's possession or control.
   C) Employee covenants and agrees that, except to the extent required to perform services on behalf of Employer pursuant to this Agreement, during the term of Employee's employment by Employer or its subsidiaries or affiliates and until the date one (1) year after the termination of his employment, Employee shall not, directly or indirectly, anywhere in the world: (i) engage in the businesses of the Employer, its subsidiaries or its affiliates at the time of his termination of employment for Employee's own account (in whole or in part); or (ii) own, manage, operate, control, benefit from, be employed by, provide services to, or participate in the management, ownership, operation or control of, or be connected in any manner with, any entity engaged in the businesses of the Employer, its subsidiaries or its affiliates at the time of his termination of employment (in whole or in part) or any activity similar to or competitive with such businesses (in whole or in part).
   D) Employee covenants and agrees that during the term of Employee's employment by Employer and until the date one (1) year after the termination of his employment, Employee shall not, directly or indirectly: (i) solicit for employment, employ or enter into any joint venture, independent contractor or other business relationship with any employee of Employer or its affiliates;
(ii) persuade or attempt to persuade any such employee to terminate or modify his or her relationship with Employer and/or its subsidiaries or affiliates or otherwise interfere in any way with the employment relationship; (iii) solicit for any entity other than Employer the business of any customer of Employer or its subsidiaries or affiliates; or (iv) persuade or attempt to persuade any customer, or any potential customer, of Employer or its subsidiaries or its affiliates not to do business with Employer or its subsidiaries or affiliates.
   E) Section 3 shall survive any termination of this Agreement.

4. If any provision of this Agreement is held by a court to be invalid, void, or unenforceable and the court does not elect to reduce such provision, this Agreement shall be deemed amended to delete such provision or portion adjudicated to be invalid or unenforceable without in any way affecting the remaining parts of this Agreement. If any court determines that this or any part of this Agreement, is unenforceable because of the duration of such provision or the area it covers, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforced.

5. Employer may assign this Agreement to any of its subsidiaries or affiliates at any time. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.


VARLEN CORPORATION


By: /s/ Vicki L. Casmere
   --------------------------------
Title:  Vice President, General             Sign Name: /s/ William J. Rotenberry
        Counsel and Secretary                          -------------------------
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